Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of (1) our reports dated February 25, 2022, with respect to the consolidated financial statements and financial statement schedule of Kennedy-Wilson Holdings, Inc., and the effectiveness of internal control over financial reporting, and (2) our report dated March 31, 2022 with respect to the consolidated financial statements of KW-G Multifamily Venture 1, LLC and its subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

Los Angeles, California

June 10, 2022